Fellow CBI Team Members,

It is my goal to keep you well informed of any major events or activities that affect our company. As you know, we are in the midst of a legal battle with adidas, which began in 2001, over the use of two and four parallel stripes. The recent jury ruling, not in the favor of Payless, is in our opinion unjustified and excessive. This point of view is shared by many legal experts as well as industry experts. We will defend our rights thoughtfully and vigorously as explained in the attached shareholder letter which was publicly released this morning. Please take the time to read the letter as it helps answer some questions about what we plan to do next in this matter.

The focus of this note is to take the time to thank you for the tremendous effort the team has made in this first quarter of 2008. We are pre-announcing our earnings for the first quarter and the results are strong. Despite the difficult economic environment in which we, and all retailers and consumer products companies, are currently operating, our Company performed well. Our EPS estimates are in the range of 61-67 cents per share, prior to any accounting impact which may result from the adidas litigation. This range is well in excess of Wall Street's mid-point consensus estimate of 52 cents per share. Our EBITDA is expected to be over $100 million, excluding litigation impact, with all areas of the company -- Payless, Stride Rite and Collective Licensing -- making meaningful contributions.

This is continued proof that the hybrid business model we are building at Collective Brands is enabling us to become the pre-eminent consumer centric performance, fashion and lifestyle footwear company in the world. Our brands and distribution are diverse. Our business model is strong and powerful.

Tremendous contributions to the quarterly results have come from Sperry, Saucony, and Payless International, which all performed well above plan. This has been aided by solid performance in our Stride Rite Group's International operations, driven by Saucony and Keds, and our growing success at Collective Licensing. During a time of lower customer traffic and comp store sales, our teams at Payless and Stride Rite Retail were also successful in carefully managing inventories to keep them fresh while at the same time reducing expenses.

We are addressing the dynamics which are occurring in sourcing and have a solid game plan to allow for the individuality and innovation that will ensure each brand and business remain special while leveraging our sourcing and buying power globally. We are also beginning to see the benefits of integration through successful leveraging of our infrastructure. Our Western Distribution Center is gaining operational efficiency and our Eastern Distribution Center is on track and on budget.

Many new and exciting ventures are ahead of us in the second quarter: the launch of exclusive Airwalk styles endorsed by Andy Macdonald in the Stride Rite stores; the rollout of Saucony apparel; the continued expansion of Sperry into women's and new categories; the opening of Colombia for Payless international; and the launch of a new Stride Rite retail concept in New York City prior to back to school.

In closing, I want to thank you again for all of your tremendous efforts. I also hope to help you keep the adidas matter in perspective. The ongoing litigation with adidas will continue to generate publicity since both they and we are significant names in the industry and in consumers' minds. But we should not let that distract us; we are performing well because we have kept our individual and collective eyes on the ball and have served our customers well. Let's continue to put our customers' needs first. Together as a team and individually as team members we have connected with our consumers in an inspiring manner. This clearly is at the core of our success. With continued focus on creating exciting and enticing experiences for our customers, we will win even in the most difficult times.

You have my sincere congratulations and my heartfelt thanks.

Cheers,

Matt

This letter contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters. Statements including the words "expected," "should," or variations of such words and similar expressions are forward-looking statements. We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or expectations expressed in our forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of our business include, but are not limited to, the following: outcomes of litigation, changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of the suppliers and; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the United States and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom we source are located or in which we operate stores or otherwise do business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates; litigation including intellectual property and employment litigation; availability of suitable store locations on acceptable terms; the ability to terminate leases on acceptable terms; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which we source products, supplies or have or intend to open stores; performance of partners in joint ventures; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; congestion at major ocean ports; changes in commodity prices such as oil; and changes in the value of the dollar relative to the Chinese Yuan and other currencies. See also "Risk Factors" in the Company's Form 10-K for the year ended February 3, 2008.